UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2020

Lonestar Resources US Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37670	81-0874035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Boland Street, Suite 301 Fort Worth, Texas	76107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 921-1889

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol*	Name of Exchange on Which Registered
Class A Voting Common Stock, par value $0.001 per share	LONEQ	NASDAQ Global Select Market

*	The registrant’s Class A Voting Common Stock began trading on the Pink Open Market on October 12, 2020 under the symbol “LONEQ.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed, on September 30, 2020 (the “Petition Date”), Lonestar Resources US Inc., a Delaware corporation (the “Company” or “we”), and certain of its direct and indirect wholly-owned subsidiaries (collectively with the Company, the “Debtors”), filed voluntary petitions for relief (collectively, the “Petitions” and, the cases commenced thereby, the “Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (Houston) (the “Bankruptcy Court”). The Debtors also filed with the Bankruptcy Court the proposed Joint Prepackaged Plan of Reorganization for Lonestar Resources US Inc. and its Affiliate Debtors under Chapter 11 of the Bankruptcy Code, as described below (as amended, modified or supplemented from time to time, the “Plan”). On November 12, 2020, the Bankruptcy Court entered an order confirming and approving the Plan (the “Confirmation Order”). The Plan was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on November 12, 2020 and is hereby incorporated by reference as Exhibit 2.1 to this Current Report on Form 8-K.

On November 30, 2020 (the “Effective Date”), the conditions to effectiveness of the Plan were satisfied or waived and the Company emerged from Chapter 11. The Company filed a notice of the Effective Date of the Plan with the Bankruptcy Court on November 30, 2020 (the “Notice of Effective Date”). A copy of the Notice of Effective Date is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

Exit Facility Credit Agreement

On the Effective Date, the Company and Lonestar Resources America Inc. entered into a new first-out senior secured revolving credit facility with Citibank, N.A., as administrative agent, and the other lenders from time to time party thereto (the “Revolving Credit Facility”) and a second-out senior secured term loan credit facility (the “Term Loan Facility” and, together with the Revolving Credit Facility, the “Credit Facilities”) by amending and restating the company’s existing credit agreement (as so amended and restated, the “Amended and Restated Credit Agreement”). The Revolving Credit Facility provides for revolving loans in an aggregate amount of up to $225 million, subject to borrowing base capacity. Letters of credit will be available up to the lesser of (a) $2.5 million and (b) the aggregate unused amount of commitments under the Revolving Credit Facility then in effect. On the Effective Date, Lonestar Resources America Inc. will borrow $60 million in term loans under the Term Loan Facility. The Credit Facilities will mature on November 30, 2023. The term loans under the Term Loan Facility amortize on a quarterly basis in an amount equal to $5.0 million. Our obligations under the Credit Facilities will be guaranteed by all of the Company’s direct and indirect subsidiaries (subject to certain permitted exceptions) and will be secured by a lien on substantially all of the Company’s, Lonestar Resources America Inc.’s and the guarantors’ assets (subject to certain exceptions).

Borrowings and letters of credit under the Revolving Credit Facility will be limited by borrowing base calculations set forth therein. The initial borrowing base is $225 million, subject to redetermination. The borrowing base will be redetermined semiannually on or around May 1 and November 1 of each year, with one interim “wildcard” redetermination available between scheduled redeterminations. The first scheduled redetermination will be on or around February 1, 2021.

Borrowings under the Credit Facilities will bear interest at a floating rate at our option, which can be either an adjusted Eurodollar rate plus an applicable margin of 3.50% per annum or a base rate plus an applicable margin of 4.50% per annum.

Our Credit Facilities will contain customary covenants, including, but not limited to, restrictions on our ability and that of our subsidiaries to merge and consolidate with other companies, incur indebtedness, grant liens or security interests on assets, make acquisitions, loans, advances or investments, pay dividends, sell or otherwise transfer assets, or enter into transactions with affiliates.

The Credit Facilities will provide that, upon the occurrence of certain events of default, our obligations thereunder may be accelerated and the lending commitments terminated. Such events of default include payment defaults to the lenders thereunder, material inaccuracies of representations and warranties, covenant defaults, cross-defaults to other material indebtedness, voluntary and involuntary bankruptcy proceedings, material money judgments, certain change of control events and other customary events of default.

The foregoing description of the Amended and Restated Credit Agreement, including the Credit Facilities, is qualified in its entirety by the full text of the Amended and Restated Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

On the Effective Date, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with certain parties who received certain shares of New Common Stock (as defined below) on the Effective Date (the “Holders”). The Registration Rights Agreement provides resale registration rights for the Holders’ registrable securities of the Company.

Pursuant to the Registration Rights Agreement, Holders have customary underwritten offering and piggyback registration rights, subject to the limitations set forth in the Registration Rights Agreement. Under their underwritten offering registration rights, Holders have the right to demand the Company to effectuate the distribution of any or all of its Registrable Securities by means of an underwritten offering pursuant to an effective registration statement; provided, however, that the expected gross offering price is equal to or greater than $50.0 million in the aggregate. The Company is not obligated to effect an underwritten demand notice upon certain circumstances, including within 180 days of closing an underwritten offering. Under their piggyback registration rights, if at any time the Company proposes to undertake a registered offering of New Common Stock for its own account, the Company must give at least five business days’ notice to all Holders of Registrable Securities to allow them to include a specified number of their shares in the offering.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in an offering and the Company’s right to delay or withdraw a registration statement under certain circumstances. The Company will generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective. The registration rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions, as well as customary restrictions such as blackout periods and, if an underwritten offering is contemplated, limitations on the number of shares to be included in the underwritten offering that may be imposed by the managing underwriter.

This summary is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Warrant Agreements

On the Effective Date, pursuant to the terms of the Plan, the Company entered into a Tranche 1 Warrant Agreement (the “Tranche 1 Warrant Agreement”) with Computershare Inc. and Computershare Trust Company, N.A., and issued warrants (the “Tranche 1 Warrants”) to holders of Allowed Prepetition RBL Claims (as defined in the Plan) or their permitted designees, as applicable, to purchase up to an aggregate of 555,555 shares of common stock in the Company, par value $0.001 (the “New Common Stock”), at an exercise price of $0.001 per share of New Common Stock, subject to adjustment. The Tranche 1 Warrants may only be exercised at any time after the equity value of the Company, as calculated pursuant to the Tranche 1 Warrant Agreement, shall have been greater than $100 million (“Valuation Condition”) and expire on November 30, 2023 (the “Expiration Date”).

On the Effective Date, pursuant to the terms of the Plan, the Company entered into a Tranche 2 Warrant Agreement (the “Tranche 2 Warrant Agreement” and, together with the Tranche 1 Warrant Agreement, the “Warrant Agreements”) with Computershare Inc. and Computershare Trust Company, N.A. and issued warrants (the “Tranche 2 Warrants” and, together with the Tranche 1 Warrants, the “Warrants”) to holders of Allowed Prepetition RBL Claims or their permitted designees, as applicable, to purchase up to an aggregate of 555,555 shares of the New Common Stock, at an exercise price of $0.001 per share of New Common Stock, subject to adjustment. The Tranche 2 Warrants may be exercised after the first anniversary of the issuance of the Second Out Term Loan Facility (as defined in the Plan) if it shall not have been paid in full and if, after the first anniversary date, the Valuation Condition has been met. The Tranche 2 Warrants expire upon the Expiration Date.

No Rights as Stockholders.

Pursuant to the Warrant Agreements, no holders of the Warrants, by virtue of holding or having a beneficial interest in any Warrants, will have the right to vote, to consent, to receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the holders of New Common Stock, or to exercise any rights whatsoever as a stockholder of the Company unless, until and only to the extent such persons become holders of record of New Common Stock issued upon settlement of the Warrants.

Adjustments.

The number of New Common Stock for which any Warrants are exercisable, and the exercise price per share of such Warrants are subject to adjustment from time to time as described in the Warrant Agreements upon the occurrence of certain events including the issuance of New Common Stock as a dividend or distribution to all holders of New Common Stock, or a subdivision, combination, split, reverse split or reclassification of the outstanding New Common Stock into a greater or smaller number of New Common Stock.

Fractional Amounts.

The Company shall not issue any fraction of any Warrants or fraction of a share of New Common Stock upon exercise of any Warrants and any fractions will be rounded down to the nearest whole number.

This summary is qualified in its entirety by reference to the full text of the Tranche 1 Warrant Agreement and Tranche 2 Warrant Agreement, which are attached hereto as Exhibit 10.3 and 10.4, respectively, and incorporated by reference herein.

Item 1.02	Termination of Material Definitive Agreement.

Equity Interests

On the Effective Date, by operation of the Plan and the Confirmation Order, all agreements, instruments, and other documents evidencing, relating to or connected with any equity interests of the Company, issued and outstanding immediately prior to the Effective Date, and any rights of any holder in respect thereof, were deemed cancelled, discharged and of no force or effect.

Senior Notes

On the Effective Date, by operation of the Plan and the Confirmation Order, all outstanding obligations under the 11.25% senior notes due 2023 (the “Prepetition Notes”), issued under that certain Indenture, dated as of January 4, 2018, by and among the Lonestar Resources America Inc., the subsidiary guarantors party thereto and UMB Bank N. A., as trustee, as amended, restated, modified, supplemented, or replaced from time to time, were cancelled and the applicable agreements governing such obligations were terminated, subject to the terms of the Plan.

Item 2.01	Termination of Existing Equity Interests.

The description of the Equity Interests set forth in Item 1.02 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above relating to the Exit Facility Credit Agreement is incorporated herein by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

Upon the Effective Date of the Plan, all previously issued and outstanding equity interests in the Company were cancelled and the Company issued 10,000,000 shares of New Common Stock to holders of Prepetition Notes and the Company’s old common shares and old preferred shares. In addition, the Company issued 555,555 Tranche 1 Warrants and 555,555 Tranche 2 Warrants to holders of Allowed Prepetition RBL Claims (as defined in the Plan) or their permitted designees, as applicable.

The New Common Stock and the Warrants described above were exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 1145 of the Bankruptcy Code (which generally exempts from such registration requirements the issuance of securities under a plan of reorganization).

The information regarding the terms governing the exercise of the Warrants set forth in Item 1.01 above is incorporated herein by reference into this Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under the Introductory Note and Items 1.01, 1.02, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.03.

Item 5.01	Changes in Control of the Registrant.

As previously disclosed, on the Effective Date, all previously issued and outstanding equity interests in the Company were cancelled. The Company issued New Common Stock to holders of Prepetition Notes and the Company’s old common shares and old preferred shares, in each case, pursuant to the Plan. For further information, see items 1.01, 1.02 and 3.03 of this Current Report on Form 8-K, which are incorporated herein by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Appointment of Directors

Pursuant to the Plan and the Confirmation Order, as of the Effective Date, the following directors ceased to serve on the Company’s board of directors: John Pinkerton , Henry Ellis, Daniel R. Lockwood, Matthew B. Ockwood, Stephen H. Oglesby, Philip Z. Pace and Randy L. Wolsey.

Pursuant to the Plan and the Confirmation Order, the Company’s new board of directors shall consist of five members, including Frank D. Bracken, III, as chief executive officer, and the four members listed below, who were appointed as of the Effective Date:

•	Richard Burnett

•	Gary D. Packer

•	Andrei Verona

•	Eric Long

As of the Effective Date of the Plan, other than as set forth in the Plan and the Plan Supplement (as defined in the Plan), there are no arrangements or understandings between any of the listed directors and any other persons pursuant to which such director was selected as a director and there are no transactions in which any of the listed directors has an interest in which requires disclosure under Item 404(a) of Regulation S-K.

Employment Agreement

The Company entered into an executive employment agreement (the “Employment Agreement”) with Frank D. Bracken, III (“Executive”), the Company’s chief executive officer, effective November 30, 2020. The Employment Agreement has a two year term (unless earlier terminated per the terms of the Employment Agreement) and may be renewed for additional periods upon mutual written agreement of Executive and the Board. Notwithstanding the foregoing, in the case of a Change in Control (as defined in the Employment Agreement, a “Change in Control”), the term of the agreement shall automatically renew until the second anniversary of the effective date of such Change in Control, subject to earlier termination.

The Employment Agreement provides for a base salary of $525,000 and eligibility to participant in the company’s annual bonus program. Executive’s annual incentive compensation under such incentive program for calendar years 2021 and thereafter will be targeted at 100% of his base salary and which will not exceed 200% of such target. Executive shall also be eligible to participate in employee benefit plans, programs and arrangements of the Company and a management incentive plan to be implemented by the Company.

Under the terms of the Employment Agreement, Executive is entitled to certain severance payments and other benefits upon a qualifying termination of employment. Upon termination of Executive’s employment due to death or disability, the Executive (or his estate) shall receive an amount of cash equal to a pro-rata portion of his annual bonus for the year in which termination occurs determined by multiplying (A) the annual bonus based on actual performance and (B) a fraction with the number of full months of the year elapsed prior to the date of termination in the numerator and 12 as the denominator, payable when bonuses for such year are paid to actively employed senior executive of the Company. Upon termination without cause or due to Executive’s resignation for good reason, in either case, which termination does not occur within twenty-four months following date of a Change in Control, then, subject to certain conditions, Executive shall receive (A) cash equal to 1.5 times the sum of his (x) annual salary and (y) target annual bonus and (B) if Executive elects, the Company shall directly pay for certain healthcare payments pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for the following 18-month period, or such shorter period as provided in the Employment Agreement (such payments “COBRA Benefits”).

If Executive is terminated by the Company without cause or due to Executive’s resignation for good reason, in either case, on or within twenty-four months following the date of a Change in Control, then, subject to certain conditions, including the Executive signing a release, the Executive shall receive (A) an amount in cash equal to 2.0 times the sum of his (x) annual salary and (y) target annual bonus and (B) cash in the amount of the COBRA Benefits, for the following 24-month period.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Effective Date, pursuant to the terms of the Plan and the Confirmation Order, the Company filed the Amended and Restated Certificate of Incorporation of Lonestar Resources US Inc. (the “Certificate of Incorporation”) with the office of the Secretary of State of Delaware. Also on the Effective Date, and pursuant to the terms of the Plan and the Confirmation Order, the Company adopted the Second Amended and Restated Bylaws of Lonestar Resources US Inc. (the “Bylaws”).

Pursuant to the Certificate of Incorporation, the authorized capital stock of the Company consists of 90,000,000 shares of New Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share.

Each holder of shares of New Common Stock, as such, shall be entitled to one vote for each share of New Common Stock held of record by such holder on all matters submitted for a vote of the stockholders of the Company, in addition to any other vote required by law. Except as otherwise required by law or provided in the Certificate of Incorporation, at any annual or special meeting of stockholders the New Common Stock shall have the right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders.

Subject to the rights of any then-outstanding shares of preferred stock, the holders of New Common Stock may receive such dividends as the board of directors of the Company (“Board”) may declare in its discretion out of legally available funds. Holders of New Common Stock will share equally in the Company’s assets upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding. Shares of New Common Stock are not subject to any redemption provisions and are not convertible into any of the Company’s other securities.

Preferred Stock

Shares of preferred stock may be issued in one or more series from time to time, with each such series to consist of such number of shares and to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until the Board determines the specific rights of the holders of the preferred stock. However, these effects might include:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying or preventing a change in control of our company.

Anti-Takeover Provisions

Some provisions of Delaware law, the Certificate of Incorporation and the Bylaws summarized below could make certain change of control transactions more difficult, including acquisitions of the Company by means of a tender offer, proxy contest or otherwise, as well as removal of the incumbent directors. These provisions may have the effect of preventing changes in management. It is possible that these provisions would make it more difficult to accomplish or deter transactions that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the New Common Stock.

Business Combinations under Delaware Law

The Company expressly elects not to be governed by, or subject to, Section 203 of the Delaware General Corporation Law (“DGCL”). In general, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination or the transaction by which the person became an interested stockholder is approved by the corporation’s board of directors and/or stockholders in a prescribed manner or the person owns at least 85% of the corporation’s outstanding voting stock after giving effect to the transaction in which the person became an interested stockholder. The term “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock. A Delaware corporation may “opt out” from the application of Section 203 through a provision in its certificate of incorporation or by-laws. The Company has “opted out” from the application of Section 203.

Number and Election of Directors

As of the Effective Date of the Plan, the Board shall consist of not less than five nor more than eleven members, the exact number of which shall be determined from time to time exclusively by resolution adopted by directors representing at least a majority of the Board.

Calling of Special Meeting of Stockholders

The Bylaws provide that special meetings of stockholders may be called only by (i) the chairman of the Board, (ii) the chief executive officer of the Company or (iii) the secretary of the Company (a) at the request of a majority of the members of the Board then in office or (b) at the written request of one or more holders who own, in the aggregate, at least 25 % in total voting power of the outstanding shares of New Common Stock and any other class or series of stock entitled to vote together with the New Common Stock at the annual meeting. With respect to any special meeting called by the Secretary at the written request of one or more stockholders, such notice shall include the business proposed in such stockholder request except to the extent the Board determines in good faith that such proposed business does not constitute a proper matter for stockholder action. In which case, for the avoidance of doubt, there shall be no special meeting of stockholders.

The Board shall have the sole power to determine the time, date and place, either within or without the State of Delaware, for any special meeting of stockholders. Provided, that a special meeting requested by one or more stockholders shall, if applicable, be held on the date specified in such stockholder request or as promptly as reasonably possible thereafter. Following such determination, it shall be the duty of the Secretary to cause notice to be given to the stockholders entitled to vote at such meeting that a meeting will be held at the time, date and place and in accordance with the record date determined by the Board.

Preemptive Rights

The Certificate of Incorporation provides for preemptive rights to Significant Stockholders (as defined in the Certificate of Incorporation) for any new equity securities in the Company, or any of its subsidiaries, that the Company or any of its subsidiaries proposes to sell or issue for cash, other than as set forth below. Such Significant Stockholder shall have a right to purchase such new equity securities up to such stockholder’s pro rata portion (based on the number of shares of New Common Stock beneficially owned by such stockholder as of the close of business on such record date, as a percentage of the total number of then-outstanding shares of New Common Stock). The preemptive rights do not apply to the following issuances of new equity securities, among others, (1) to employees, officers, directors or consultants pursuant to any equity-based compensation or incentive plan approved by the Board or provided for under the Plan, (2) in connection with a stock split, payment of dividends or any similar recapitalization approved by the Board, (3) pursuant to the Plan, (4) as merger or purchase price consideration in any business combination, consolidation, merger or acquisition transaction or joint venture that is approved by the Board, (5) subject to certain dollar thresholds and other conditions, a bona fide, marketed underwritten public offering of New Common Stock after the closing of which the New Common Stock is listed or quoted on the New York Stock Exchange, the NASDAQ Stock Market or any other national securities exchange, (6) a “direct listing” of the New Common Stock on any such exchange mentioned in clause (5), (7) upon the conversion or exercise of securities convertible or exercisable for shares or securities of (i) New Common Stock, preferred stock or other equity securities of the Company and (ii) equity securities of any subsidiary of the Company, in each case that were initially subject to preemptive rights, and (8) as a bona fide “equity kicker” issued to one or more third party lenders to whom the Company or one or more of its subsidiaries is becoming indebted in connection with the incurrence of any bona fide indebtedness for borrowed money approved by the Board, provided that the aggregate amount issued with respect to all such issuances is less than 5.0% of the then-outstanding shares of New Common Stock.

The Certificate of Incorporation requires the written approval of Company stockholders holding at least 60% of the total voting power of the then outstanding shares of new Common Stock and the outstanding shares of any series of preferred stock of the Company entitled to vote with the New Common Stock to amend or modify the preemptive rights.

Amendments to the Bylaws

The Bylaws may be amended or repealed or new bylaws may be adopted (i) by action of the majority of the Board or (ii) without action of the Board, by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of New Common Stock entitled to vote generally in the election of directors, subject to the rights of the holders of any series of preferred stock. No vote of the stockholders of the Company shall be required to authorize, the adoption, amendment or repeal of any provision of the Bylaws by action of a majority of the Board.

Other Limitations on Stockholder Actions

Advance notice is required for stockholders to nominate directors or to submit proposals for consideration at meetings of stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to the corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at the principal executive offices not less than 60 days nor more than 90 days prior to the anniversary of the immediately preceding annual meeting of stockholders. The Bylaws specify in detail the requirements as to form and content of all stockholder notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting. The Bylaws also describe certain criteria for when stockholder-requested meetings need not be held.

Directors may be removed from office at any time by the affirmative vote of holders of at least a majority of the votes cast by the holders of shares of New Common Stock and holders of any series of preferred stock entitled to vote with the New Common Stock in an election of directors, voting together as a single class, provided that, until the date of the first annual meeting of stockholders to occur after the Effective Date, no director of the Board as of the Effective Date (other than the chief executive officer) may be removed from office without cause (as defined in the Bylaws), except with the prior written consent of the stockholder or stockholders who designated such director to the Board as identified in the Plan.

Newly Created Directorships and Vacancies on the Board

The Certificate of Incorporation provides that vacancies on the Board resulting from death, resignation, removal, disqualification or other causes, and newly created directorships resulting from any increase in the number of directors on the Board, may be filled only (i) by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by the sole remaining director, (ii) by plurality vote of the holders of shares of New Common Stock (and shares of any series of preferred stock entitled to vote with the holders of New Common Stock in an election of directors) present in person or represented by proxy at a duly called meeting of stockholders, or (iii) by written consent of holders of a majority of the shares of New Common Stock (and shares of any series of preferred stock entitled to vote with the holders of New Common Stock in an election of directors).

No Cumulative Voting

The Certificate of Incorporation provides that there will be no cumulative voting in the election of directors.

Authorized but Unissued Shares

Under Delaware law, the Company’s authorized but unissued shares of New Common Stock are available for future issuance without stockholder approval. The Company may use these additional shares of New Common Stock for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued shares of New Common Stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum

The Certificate of Incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) (or, if the Court of Chancery shall not have jurisdiction, another state court located within the state of Delaware, or if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), shall be the sole and exclusive forum for any stockholder of the Company (including a beneficial owner of stock) to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws, or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine, except as to each of (i) through (iv) above, for any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within ten (10) days following such determination).

The Certificate of Incorporation provides that the foregoing provisions will not apply to any action or proceeding that is brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Securities Act of 1933, as amended (the “Securities Act), or any other claim for which the federal courts have exclusive jurisdiction.

The descriptions of the Certificate of Incorporation and the Bylaws are qualified in their entirety by reference to the full texts of the Certificate of Incorporation and the Bylaws, which are attached as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements reflect management’s current expectations based on currently available information, but are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in or implied by the forward-looking statements. Our forward-looking statements are generally identified with words such as “anticipate,” “believe,” budgeted,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “scheduled,” “should,” or other similar words. Risks, uncertainties and assumptions that could affect our forward-looking statements include, among other things the risk related to the impact of the COVID-19 pandemic in geographic regions or markets served by us, or where our operations are located, including the risk of global recession and the other risk factors that have been listed from time to time in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and any subsequently filed Form 10-Q or Form 8-K.

You should also understand that it is not possible to predict or identify all such factors and should not consider the risk factors in our reports filed with the SEC or the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to: the factors listed in our reports filed with the SEC from time to time. All forward-looking statements included in this notification should be considered in the context of these risks. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Joint Prepackaged Plan of Reorganization for Lonestar Resources US Inc. and Its Affiliate Debtors Under Chapter 11 of the Bankruptcy Code (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on November 12, 2020).

3.1*	Amended and Restated Certificate of Incorporation of Lonestar Resources US Inc.

3.2*	Second Amended and Restated Bylaws of Lonestar Resources US Inc.

10.1*#	Amended and Restated Credit Agreement, dated as of November 30, 2020, among Lonestar Resources America Inc., as borrower, Lonestar Resources US Inc., as parent, Citibank, N.A. as administrative agent and an issuing lender, and the lenders named therein.

10.2*	Registration Rights Agreement dated as of November 30, 2020, among Lonestar Resources US Inc. and the holders party thereto.

10.3*	Tranche 1 Warrant Agreement, dated November 30, 2020, by and between Lonestar Resources US Inc., Computershare Inc. and Computershare Trust Company, N.A., as warrant agent.

10.4*	Tranche 2 Warrant Agreement, dated November 30, 2020, by and between Lonestar Resources US Inc., Computershare Inc. and Computershare Trust Company, N.A., as warrant agent.

10.5*	Employment Agreement, dated November 30, 2020, by and between Lonestar Resources US Inc. and Frank D. Bracken, III.

99.1*	Notice of Effective Date.

*	Filed herewith.
#	Certain schedules and similar attachments have been omitted. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONESTAR RESOURCES US INC.

Date: November 30, 2020	By:	/s/ Frank D. Bracken, III
	Name:	Frank D. Bracken, III
	Title:	Chief Executive Officer